                                  EXHIBIT 2(d)
                            BY-LAWS OF THE REGISTRANT

                             BY-LAWS OF CORCAP, INC.

MEETINGS OF STOCKHOLDERS
------------------------

1. All meetings of stockholders may be held any place within or without the State of Nevada.
2. A majority of the voting power of the issued and outstanding stock represented by the holders thereof, whether in person or by proxy, shall be a quorum at all meetings of stockholders.
3. The Annual Meeting of stockholders shall be held on such day other than a legal holiday in April or May, or such other day and month as the Directors may determine each year and at such time and place as the stockholders shall elect Directors in the manner provided in Section 7 of these By-laws.
4. Written notice of the place, date and time of the Annual Meeting shall be mailed, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, at his, her or its address as the same appears upon the records of the Corporation.
5. At such Annual Meeting, if a majority of the stock shall not be represented, the stockholders present shall have power to adjourn to a day certain, and notice of the day to which the meeting has been adjourned shall be given by depositing the same in the post office addressed to each stockholder at least five days before such adjourned meeting, exclusive of the day of mailing. If the holders of a majority of the stock are present in person or by proxy, they shall have power from time to time to adjourn the Annual Meeting to any subsequent day or days, and no notice of the adjourned meeting need be given.
6. Special Meetings of the stockholders may be called at the request of the Chairman of the Board of Directors, the President of the Corporation, the Board of Directors, or on petition by one or more stockholders holding at least 10% of the issued and outstanding shares of the common stock of the Corporation. Upon any such request or petition, the Secretary shall call a Special Meeting of stockholders by mailing not less than ten nor more than sixty days before the date on which the meeting is to be held a written notice stating the place, date, time and purpose of such meeting to each stockholder entitled to vote at such meeting at his, her or its address, as the same appears on the records of the Corporation. Adjournment of Special Meetings shall be governed by the provision of Section 5 above concerning adjournments.

DIRECTORS
---------

7. The Board of Directors shall consist of not less than three nor more than fifteen directorships. Directors may, but need not, be stockholders. The actual number of directorships within such minimum and maximum shall be fixed from time to time be resolution adopted by directorships fixed immediately prior to the time such resolution is adopted. If the number of directorships is fixed at less than nine, all directors shall be elected each year at the Annual Meeting of stockholders, and shall serve until the next Annual Meeting of Stockholders. If the number of directorships is fixed at nine or more, they shall be divided into three classes, each class to contain one-third of the directorships or as close to one-third as is practical, and directors to fill one class of such directorships shall be elected at the Annual Meeting of stockholders each year, to serve until the third Annual Meeting following such election. If the directorships are divided into classes as provided herein, directors to fill all three classes of directorships shall be elected in the first year of implementation, and the initial terms of two classes shall be shorter than three years in order to put the classified terms into effect. Election of the directors by the stockholders shall be a plurality of the votes cast at the election.
8. Directors may serve any number of terms, whether consecutive or not, but no person shall be a member of the Board of Directors after reaching the age of seventy (70) years.

MEETINGS OF DIRECTORS
---------------------

9. A majority of the Directors in office shall constitute a quorum for the transaction of business.
10. Meetings of the Board may be called by the Chairman on three days' notice given by mail or personally to each Director.
11. The Directors may hold meetings at such places as they may from time to time decide within or without the State of Nevada.

POWERS OF DIRECTORS
-------------------

12. The Board of Directors shall have full control over and shall manage the business and affairs of the Corporation and may, subject to the provisions of the statutes, the Certificate of Incorporation and these By-laws, exercise all such powers and do all such things as may be exercised or done by the Corporation.

FILING VACANCIES
----------------

13. Any vacancies in directorships, including newly created directorships resulting from any increase in the number of directorships, may be filled by vote of a majority of the remaining Directors in office, though less than a quorum. The Directors so chosen shall hold office for the balance of the term of the vacancy being filled, or, in the case of newly created directorships, for the term established in the creation of such directorship, and until their successors are duly elected and shall qualify, unless sooner displaced, or unless the directorship itself is eliminated, in which case the director's term shall end when the directorship ends, provided, however, that a directorship may not be eliminated before the end of the then-current term of the director filling such directorship.

REMOVAL BY STOCKHOLDERS
-----------------------

14. At any Special Meeting of stockholders called for the purpose, or by written consent, stockholders representing not less than seventy-five percent (75%) of the voting power of the issued and outstanding stock (or other securities) entitled to vote generally in the election of directors, voting together as a single class, may remove any one or all of the Directors, with or without cause, in which event the vacancy or vacancies so created may be filled by a vote of the stockholders or, if no action is taken to fill such vacancy or vacancies by the stockholders, by the remaining Directors as provided in Section 13 of this Article. Such election, if by the stockholders, shall be by plurality vote.

COMMITTEES OF THE BOARD
-----------------------

15. The Board of Directors, by a majority vote, may designate by resolution one or more committees consisting of two or more Directors. One committee, to be known as the Executive Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business of the Corporation and shall have the power to authorize the seal of the Corporation and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it. Other committees shall have such names, powers and duties as may be determined from time to time by resolution of the Board.

OFFICERS OF THE CORPORATION
---------------------------

16. The Board of Directors by a majority vote may create, establish and fill offices of the Corporation in addition to those expressly provided for in subsequent paragraphs of these By-laws, with such rights and duties as the Board may decide.
17. At the first meeting of the Board of Directors as which there is a quorum after the annual election of Directors, the Board of Directors shall choose from among their number a Chairman and a President, each of whom shall hold office for one year or until his or her successor is appointed and qualifies.
18. The Board shall also choose annually one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall hold office for one year, subject to removal by the Board at any time, with or without cause. The Board may also appoint and remove such other officers and agents as it deems proper.
19. The Chairman shall be the chief executive officer of the Corporation and shall have general supervision of the business, affairs and property of the Corporation and over its several offices subject, however, to the limitations imposed by the laws of the State of Nevada, the Certificate of Incorporation, these By-laws and the Board of Directors. The Chairman shall preside at all meetings of the stockholders and the Board of Directors as which he is present. He shall consult with and advise the chief operating officer concerning the operations of the Corporation and do and perform such other duties as from time to time as may be assigned to him by the Board of Directors.
20. The President shall be the chief operating officer of the Corporation and, subject to the direction of the Chairman, shall have full authority and responsibility for the operations of the business of the Corporation. In the event of the absence or disability of the Chairman, the President shall perform the duties and have the authority of the Chairman. The President shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.
21. The Secretary shall be Ex-Officio Clerk of the Board of Directors. The Secretary shall attend all sessions of the Board and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose.
22. The Secretary shall give notice of all meetings of the stockholders. In the absence or disability of the Secretary, notice of stockholders' meetings may be given by the President or such other officer as the Board of Directors may designate.
23. The Secretary shall be sworn to the faithful discharge of the Secretary's duty and shall perform such duties as may be required by the Board of Directors or the Chairman.
24. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.
25. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meetings of the

Board, and whenever they may require it, an account of all the Treasurer's transactions and of the financial condition of the Corporation.

PLACE OF BUSINESS
-----------------

26. The Corporation may have an office and transact business at such places as the Board of Directors may from time to time designate or the business of the Corporation may require.

FISCAL YEAR
-----------

27. The fiscal year of the Corporation shall begin the first day of January in each year.

WAIVER OF NOTICE
----------------

28. Any stockholder or Director may waive any notice required to be given under these By-laws.

AMENDMENT OF BY-LAWS
--------------------

29. The stockholders, by the vote of seventy-five percent (75%) of the voting power of the issued and outstanding stock (or other securities) entitled to vote, voting together as a single class, may at any Annual or Special Meeting of stockholders alter or amend these By-laws if notice thereof is contained in the notice of the meeting. The Board of Directors, by the affirmative vote or a majority of its members, at any regular or special meeting, may amend these By-laws if notice thereof is contained in the notice of the meeting.

INDEMNIFICATION
---------------

30. Indemnification of directors, officers, employees and agents of the Corporation shall be governed by the provisions of the Certificate of Incorporation of the Corporation. In any suit brought by an Indemnitee (as defined in the Certificate of Incorporation) to enforce a right to indemnification or to an Advancement of Expenses as provided for under the Certificate of Incorporation, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking (as defined in the Certificate of Incorporation), the burden of proving that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses, under the Certificate of Incorporation, these By-laws or otherwise, shall be on the Corporation.

CAPITAL STOCK CERTIFICATES
--------------------------

31. Share certificates evidencing capital stock of the Corporation may be signed by the Chairman and/or Vice President-Finance and/or Secretary (as well as by all other officers authorized by law to sign share certificates), and any share certificates so signed shall be valid.

RECORD DATE
-----------

32. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders hall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.